Exhibit 99.1
Cingular Wireless Announces Fourth-Quarter 2005 Results
- Best-ever overall churn of 2.1 percent, postpaid churn at 1.9 percent
- Record 1.8 million net subscriber additions, which is more than double the number reported in the third quarter of 2005
- 5.1 million gross subscriber additions
- 54.1 million cellular/PCS subscribers at year’s end
- 9.4 percent increase in total revenues over prior-year quarterly pro forma total revenues
- Normalized OIBDA margin of 31.0 percent, up 760 basis points from comparable fourth-quarter 2004 results
- More than 800 high-end enterprise service contracts in the quarter
- HSDPA rolled out in 16 markets
- Merger initiatives on schedule
- 95 percent of minutes and 86 percent of subscriber base are now GSM
     ATLANTA, Jan. 24 — Cingular Wireless LLC, which is a joint venture between AT&T Inc., formerly SBC Communications Inc.
(NYSE: T), and BellSouth Corporation (NYSE: BLS), today reported solid fourth-quarter results driven by its best-ever overall churn, record net customer additions, strong gross additions, progress on merger initiatives, growth of data ARPU, and strength in enterprise services.
     For the quarter, the nation’s largest wireless provider reported monthly subscriber churn of 2.1 percent — its lowest ever. This represents an improvement of 30 basis points* over the year-ago fourth quarter and a sequential improvement of 20 basis points. Postpaid churn improved sequentially by 10 basis points to 1.9 percent.
     Driven in part by its churn results, Cingular also reported a record 1.8 million net customer additions, which is more than double the number reported in the third quarter of 2005 and compares to 1.7 million pro forma net additions in the fourth quarter of 2004.
     Retail customers accounted for approximately 840 thousand net adds for the fourth quarter of 2005, with the rest coming from resellers. Retail net adds resulted from steady growth in postpaid customers and increased growth in Cingular’s popular GoPhone® prepaid offers.
     Gross additions were 5.1 million, which is a sequential improvement of 750 thousand customers and less than 100 thousand on a comparable basis from pro forma gross additions in the fourth quarter of 2004*. The sequential improvement in gross adds was primarily driven by holiday buying activity of prepaid and reseller customers.
     Cingular ended 2005 with 54.1 million cellular/PCS subscribers, an increase of 5 million over 2004.
     Cingular’s data ARPU was $4.71, up 63 percent over the year-ago fourth quarter and a sequential improvement of 9 percent. The company’s Business Markets Group signed more than 800 high-end service contracts in the fourth quarter of 2005.

     Normalized OIBDA margins for the fourth quarter of 2005 were 31.0 percent, which is an improvement of 760 basis points compared to normalized year-ago fourth quarter results but a sequential decline of 60 basis points from normalized OIBDA margins for the third quarter of 2005 due to anticipated seasonal factors.**
     “Cingular finished 2005 on a high note,” said Stan Sigman, Cingular’s president and chief executive officer. “Our best-ever churn, record net customer additions, the fourth straight quarter of accelerating revenue growth, rising data ARPU, solid margins, and on-target merger initiatives indicate that America’s largest wireless company is taking the right steps to become the most highly regarded wireless company in the world.
     “I am also pleased that we continue to bring out a steady stream of innovative offers and capabilities — from even easier access to the wireless Internet, to the ability to view exciting new video content, to productivity boosting devices and applications. These are making a real difference in the lives of our customers,” Sigman said.
     Strong net and gross additions and continued retention of former AT&T Wireless customers
     Cingular’s “more bars in more places” (SM) and ALLOVER (SM) network messages continue to resonate with our customers, driving Cingular’s strong showing in net and gross subscriber additions. In addition, the Company continued to transition its customer base to GSM and move former AT&T Wireless customers to Cingular plans.
     During the fourth quarter of 2005, 95 percent of minutes were carried on Cingular’s GSM network and 86 percent of the company’s subscriber base was GSM-equipped. Approximately 7 percent of Cingular’s customer base upgraded handsets during the fourth quarter.
     Cingular has now converted nearly 7 million former AT&T Wireless subscribers to new Cingular plans as customers continue to respond positively to Cingular’s broad network coverage and innovative products and services.
     Cingular operates the nation’s largest digital voice and data network. GSM is the world’s most widely used wireless technology. Through roaming alliances with other GSM-based providers around the world, Cingular provides the largest global presence of any U.S. wireless carrier, with voice coverage in more than 180 countries and data roaming in more than 100.
     Financial Results
-	In the fourth quarter of 2005, Cingular’s revenues were $8.8 billion, an improvement of 9.4 percent over pro forma revenues during the fourth quarter of 2004 and 1.2 percent versus the third quarter of 2005.

-	Average revenue per user (ARPU) in the fourth quarter of 2005 was $48.86, which was down 2.2 percent from pro forma ARPU in the fourth quarter of 2004. This represents an improvement over the 5.2 percent year-over-year ARPU decline in the third quarter of 2005. ARPU reflects continued pressure on voice revenues as the wireless market becomes more penetrated and lower-revenue customers enter the category, though these impacts were substantially offset by continued increase in data ARPU.

-	ARPU from data services continued its strong growth in the fourth quarter of 2005, increasing 63 percent to $4.71 compared to fourth quarter of 2004 and 9 percent compared to the third quarter of 2005. This growth was spurred by the increasing popularity of downloadable games, ringtones, mobile instant messaging, mobile email, photo messaging, and media bundles. In addition, text messaging continued to grow. In the fourth quarter of 2005, Cingular had nearly 24 million active data customers, and delivered 72 million multi-media messages and 6.1 billion text messages.

-	Cingular’s 2005 reported fourth-quarter operating expenses were $8.3 billion. [Operating expenses included $326 million of merger-related integration costs, $381 million in non-cash amortization of merger-related intangibles, and $20 million of hurricane-related cash expenses. Cingular is now conforming its normalized financial reporting to align with industry norms. Normalized results will exclude the non-cash amortization of purchased intangibles created by Cingular’s acquisition of AT&T

Wireless. Post-merger prior periods have been recast for this change, and all references for the fourth quarter of 2005 and the full year of 2005 are in comparison to the conformed amounts. This change has no impact on revenues or OIBDA margins, will lower operating expenses, and will increase normalized operating income and normalized net income from non-normalized levels.]

-	Reported OIBDA margin was 29.3 percent, the highest since the merger and the fourth straight quarter of sequential OIBDA improvement. Normalized OIBDA margin was 31.0 percent, which is an improvement of 760 basis points compared to the year-ago fourth quarter and a sequential decline of 60 basis points due to anticipated seasonal factors.

-	Reported operating income for the fourth quarter of 2005 was $549 million. Normalized operating income was $1.3 billion.

-	Reported net income in the fourth quarter of 2005 was $204 million. Normalized net income was $811 million.
     Fourth-quarter highlights and initiatives
-	In the fourth quarter of 2005, Cingular became the first carrier in the world to operate a commercial UMTS/HSDPA network, which provides us with industry-leading data throughputs with speeds of 400 to 700 Kbps and leverages Cingular’s network investment for incremental voice capacity at a significantly lower cost. Cingular deployed UMTS/HSDPA in 16 markets during the quarter, and plans to have most of the United States’ top 100 markets launched by the end of 2006.

-	To make the wireless Internet even easier to use, Cingular launched a significant upgrade to its MEdia Net service, which offers customers fast, individualized access to their favorite online content. The service comes with a built-in parental control feature that helps families manage their wireless Internet experience.

-	Cingular unveiled a key component of MEdia Net called Cingular Video ™, an on-demand streaming video service, and entered into a partnership with HBO to give consumers exclusive content through Cingular Video.

-	Cingular brought to market a Push-to-Talk (PTT) offer, which includes unmatched capabilities such as the largest PTT coverage in the United States and the ability to convert a PTT call to a regular wireless call with the touch of a button.

-	Cingular’s Business Markets Group continued to introduce innovative new products, services, and alliances. These included the HP iPAQ hw6500 series Mobile Messenger, which is available exclusively through Cingular in the United States. Cingular also forged an alliance with the European wireless carrier Orange SA to provide consolidated mobile services to multi-national companies through Cingular’s WorldView program, and introduced the Cingular Wireless Enterprise Paging service.

-	The Business Markets Group also signed more than 800 new and renewed high-end service contracts during the fourth quarter of 2005. These included business and government accounts such as Ferrellgas, City of Chicago Public Schools, Pearson Corporation, State of Maryland, City National Bank, and Pro Tech Monitoring, among many others.
     Conference Call with Investment Community
     Cingular will hold a conference call with the investment community beginning at 10:00 a.m. (ET) today. During the call, we will discuss our operational and financial results for the quarter.

     The conference call will be webcast and archived on our website at http://www.cingular.com/investor for 30 days, as well as on the websites of AT&T, Inc. and BellSouth Corporation. Our fourth-quarter news release and downloadable financial statements are also available on that website.
     Dial-in information for the conference call is as follows:
               Domestic: 866-406-3487
               International: 630-691-2771
               Replay: 877-213-9653
               (Domestic)
               Replay: 630-652-3041
               (International)
               Passcode: 13502948#
               Replays will be available for five days.

*	Overall churn and gross adds in the fourth quarter of 2004 reflect the first-quarter 2005 adjustment Cingular made in how it calculated reseller churn as if that adjustment had occurred in the fourth quarter of 2004.

**	OIBDA margin is operating income (loss) before depreciation and amortization, divided by total service revenues. OIBDA margins and comparative calculations mentioned in the news release reflect normalization for merger-related integration costs and, for the third and fourth quarters of 2005, expenses related to Hurricanes Katrina and Rita.

     About Cingular Wireless
     Cingular Wireless is the largest wireless carrier in the United States, serving 54.1 million customers. Cingular, a joint venture between AT&T Inc., formerly SBC Communications Inc., (NYSE: T), and BellSouth Corporation (NYSE: BLS), has the largest digital voice and data network in the nation —the ALLOVER (SM) network — and the largest mobile-to-mobile community of any national wireless carrier. Cingular is the only U.S. wireless carrier to offer Rollover (SM), the wireless plan that lets customers keep their unused monthly minutes. Details of the company are available at http://www.cingular.com. Get Cingular Wireless press releases e-mailed to you automatically. Sign up at http://www.cingular.com/newsroom.
     FORWARD-LOOKING INFORMATION
     In addition to historical information, this document and the conference call referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:
–	the pervasive and intensifying competition in all markets where Cingular operates;

–	failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

–	delays or inability of vendors to deliver hardware, software, handsets or network equipment;

–	problems associated with the transition of Cingular’s network to higher-speed technologies;

–	slow growth of Cingular’s data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

–	sluggish economic and employment conditions in the markets Cingular serves;

–	the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

–	enactment of additional state and federal laws, regulations and requirements pertaining to Cingular’s operations; and

–	the outcome of pending or threatened complaints and litigation.
     Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.

Cingular Wireless LLC Income Statement — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	12/31/2005	12/31/2004	%Change	12/31/2005	12/31/2004	%Change
Operating revenues:
Service revenues	$7,779	$6,313	23.2%	$30,638	$17,602	74.1%
Equipment sales	1,070	806	32.8%	3,795	1,963	93.3%

Total operating revenues	8,849	7,119	24.3%	34,433	19,565	76.0%

Operating expenses:
Cost of services	2,417	1,692	42.8%	9,318	4,737	96.7%
Cost of equipment sales	1,341	1,247	7.5%	5,069	2,874	76.4%
Selling, general and administrative	2,812	2,947	(4.6%)	11,647	7,349	58.5%
Depreciation and amortization	1,730	1,386	24.8%	6,575	3,077	113.7%

Total operating expenses	8,300	7,272	14.1%	32,609	18,037	80.8%

Operating income (loss)	549	(153)	458.8%	1,824	1,528	19.4%
Interest expense	292	303	(3.6%)	1,260	900	40.0%
Minority interest expense	7	(2)	450.0%	102	86	18.6%
Equity in net income (loss) of affiliates	1	(114)	100.9%	5	(415)	101.2%
Other income (expense), net	1	11	(90.9%)	64	16	300.0%

Income (loss) before income tax provision	252	(557)	145.2%	531	143	271.3%
Provision (benefit) for income taxes	48	(62)	177.4%	198	(58)	441.4%

Net income (loss)	204	(495)	141.2%	333	201	65.7%

Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Quarter Ended			Year to Date
(Amounts in millions, except customer data in 000s)	12/31/2005	12/31/2004	%Change	12/31/2005	12/31/2004	%Change
OIBDA [1]	$2,279	$1,233	84.8%	$8,399	$4,605	82.4%
OIBDA margin [2]	29.3%	19.5%	980 BP	27.4%	26.2%	120 BP
Total Cellular/PCS Customers [3]	54,144	49,132	10.2%	54,144	49,132	10.2%
Net Customer Additions — Cellular/PCS	1,820	1,699	7.1%	5,006	3,338	50.0%
M&A Activity, Partitioned Customers and/or Other Adjs.	32	21,761		6	21,767
Churn — Cellular/PCS [4]	2.1%	2.6%	– 50 BP	2.2%	2.7%	– 50 BP
ARPU — Cellular/PCS [5]	$48.86	$49.51	(1.3%)	$49.65	$49.68	(0.1%)
Minutes Of Use Per Cellular/PCS Subscriber [6]	727	617	17.8%	701	584	20.0%
Licensed POPs — Cellular/PCS [7]	294	291	1.0%	294	291	1.0%
Penetration — Cellular/PCS [8]	18.9%	17.2%	10.0%	18.9%	17.2%	10.0%
Capital Expenditures [9]	2,970	1,698	74.9%	7,475	3,449	116.7%
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	12/31/2005	12/31/2004	%Change	12/31/2005	12/31/2004	%Change
Net income (loss)	204	(495)	141.2%	333	201	65.7%
Plus: Interest expense	292	303	(3.6%)	1,260	900	40.0%
Plus: Minority interest expense	7	(2)	450.0%	102	86	18.6%
Plus: Equity in net loss of affiliates	(1)	114	NM	(5)	415	NM
Plus: Other, net	(1)	(11)	NM	(64)	(16)	NM
Plus: Provision (benefit) for income taxes	48	(62)	NM	198	(58)	NM

Operating income (loss)	549	(153)	458.8%	1,824	1,528	19.4%
Plus: Depreciation and amortization	1,730	1,386	24.8%	6,575	3,077	113.7%

OIBDA [1]	$2,279	$1,233	84.8%	$8,399	$4,605	82.4%

NM — Not Meaningful
Notes:
1     OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.
2    OIBDA margin is defined as OIBDA divided by service revenues.
3    Cellular/PCS customers include customers served through reseller agreements.
4    Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.
5    ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.
6    Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.
7    Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service, including areas where we have not yet commenced service.
8    Penetration calculation for 4Q05 is based on licensed “operational” POP’s of 286 million.
9    Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

Cingular Wireless LLC
Reconciliation of Reported Results to Normalized Results
(amounts in millions)

Quarter Ended December 31, 2005		Normalized Items
		Integration	AWE Amortization	Hurricane
	GAAP	Costs (1)	Expense (2)	Costs (3)	Normalized
Operating revenues:
Service revenues	$7,779	$—	$—	$—	$7,779
Equipment sales	1,070	—	—	—	1,070

Total operating revenues	8,849	—	—	—	8,849

Operating expenses:
Cost of services	2,417	(72)	—	(19)	2,326
Cost of equipment sales	1,341	—	—	—	1,341
Selling, general and administrative	2,812	(38)	—	(1)	2,773
Depreciation and amortization *	1,730	(216)	(381)	—	1,133

Total operating expenses	8,300	(326)	(381)	(20)	7,573

Operating income (loss)	549	326	381	20	1,276
Interest expense	292	—	—	—	292
Minority interest expense	7	—	—	—	7
Equity in net income (loss) of affiliates	1	—	—	—	1
Other income (expense), net	1	—	—	—	1

Income (loss) before income tax provision	252	326	381	20	979

Provision (benefit) for income taxes	48	54	63	3	168

Net income (loss)	204	272	318	17	811

Year to Date — December 31, 2005		Normalized Items
		Integration	AWE Amortization	Hurricane
	GAAP	Costs (1)	Expense (2)	Costs (3)	Normalized
Operating revenues:
Service revenues	$30,638	$—	$—	$—	$30,638
Equipment sales	3,795	—	—	—	3,795

Total operating revenues	34,433	—	—	—	34,433

Operating expenses:
Cost of services	9,318	(195)	—	(97)	9,026
Cost of equipment sales	5,069	—	—	—	5,069
Selling, general and administrative	11,647	(264)	—	(19)	11,364
Depreciation and amortization *	6,575	(417)	(1,713)	—	4,445

Total operating expenses	32,609	(876)	(1,713)	(116)	29,904

Operating income (loss)	1,824	876	1,713	116	4,529
Interest expense	1,260	—	—	—	1,260
Minority interest expense	102	—	—	—	102
Equity in net income (loss) of affiliates	5	—	—	—	5
Other income (expense), net	64	—	—	—	64

Income (loss) before income tax provision	531	876	1,713	116	3,236

Provision (benefit) for income taxes	198	144	282	19	643

Net income (loss)	333	732	1,431	97	2,593

Notes to Normalized Financial Data

Our normalized earnings have been adjusted for the following:
(1) Tax-effected integration costs resulting from the Cingular acquisition of AT&T Wireless.
(2) Tax-effected amortization expense associated with intangible assets recorded for the AT&T Wireless acquisition.
(3) Tax-effected operating costs resulting from hurricanes Katrina and Rita.

Cingular Wireless LLC Income Statement, NORMALIZED — amounts in millions (unaudited)

	Quarter Ended			Year to Date
	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	% Change
Operating revenues:
Service revenues	$7,779	$6,313	23.2%	$30,638	$17,602	74.1%
Equipment sales	1,070	806	32.8%	3,795	1,963	93.3%

Total operating revenues	8,849	7,119	24.3%	34,433	19,565	76.0%

Operating expenses:
Cost of services	2,326	1,685	38.0%	9,026	4,729	90.9%
Cost of equipment sales	1,341	1,244	7.8%	5,069	2,871	76.6%
Selling, general and administrative	2,773	2,712	2.2%	11,364	7,072	60.7%
Depreciation and amortization	1,133	988	14.7%	4,445	2,679	65.9%

Total operating expenses	7,573	6,629	14.2%	29,904	17,351	72.3%

Operating income (loss)	1,276	490	160.4%	4,529	2,214	104.6%
Interest expense	292	303	(3.6%)	1,260	900	40.0%
Minority interest expense	7	(2)	450.0%	102	86	18.6%
Equity in net income (loss) of affiliates	1	(114)	100.9%	5	(415)	NM
Other income (expense), net	1	11	(90.9%)	64	16	NM
Income (loss) before income tax provision	979	86	NM	3,236	829	290.3%
Provision (benefit) for income taxes	168	39	330.8%	643	43	NM
Net income (loss)	811	47	NM	2,593	786	229.9%
Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Quarter Ended			Year to Date
(Amounts in millions, except customer data in 000s)	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	% Change
OIBDA — normalized [1]	$2,409	$1,478	63.0%	$8,974	$4,893	83.4%
OIBDA margin — normalized [2]	31.0%	23.4%	760 BP	29.3%	27.8%	150 BP
Total Cellular/PCS Customers [3] **	54,144	49,132	10.2%	54,144	49,132	10.2%
Net Customer Additions — Cellular/PCS **	1,820	1,699	7.1%	5,006	3,338	50.0%
M&A Activity, Partitioned Customers and/or Other Adjs. **	32	21,761		6	21,767
Churn — Cellular/PCS [4] **	2.1%	2.6%	–50 BP	2.2%	2.7%	–50 BP
ARPU — Cellular/PCS [5] **	$48.86	$49.51	(1.3%)	$49.65	$49.68	(0.1%)
Minutes Of Use Per Cellular/PCS Subscriber [6] **	727	617	17.8%	701	584	20.0%
Licensed POPs — Cellular/PCS 7 **	294	291	1.0%	294	291	1.0%
Penetration — Cellular/PCS 8 **	18.9%	17.2%	10.0%	18.9%	17.2%	10.0%
Capital Expenditures 9 **	2,970	1,698	74.9%	7,475	3,449	116.7%
Reconciliations of Normalized Financial Measures to Normalized OIBDA and OIBDA Margin — amounts in millions (unaudited)

	Quarter Ended			Year To Date
	12/31/2005	12/31/2004	% Change	12/31/2005	12/31/2004	% Change
Net income (loss)	811	47	NM	2,593	786	229.9%
Plus: Interest expense	292	303	(3.6%)	1,260	900	40.0%
Plus: Minority interest expense	7	(2)	NM	102	86	18.6%
Plus: Equity in net loss of affiliates	(1)	114	(100.9%)	(5)	415	(101.2%)
Plus: Other, net	(1)	(11)	NM	(64)	(16)	NM
Plus: Provision (benefit) for income taxes — normalized	168	39	NM	643	43	NM

Operating income (loss) — normalized	1,276	490	160.4%	4,529	2,214	104.6%
Plus: Depreciation and amortization — normalized	1,133	988	14.7%	4,445	2,679	65.9%

OIBDA — normalized [1]	$2,409	$1,478	63.0%	$8,974	$4,893	83.4%

OIBDA margin [2]	29.3%	19.5%	980 BP	27.4%	26.2%	120 BP
Plus: OIBDA margin, integration and hurricane costs	1.7%	3.9%	–220 BP	1.9%	1.6%	30 BP
OIBDA margin — normalized	31.0%	23.4%	760 BP	29.3%	27.8%	150 BP

NM — Not Meaningful
**    Denotes metrics and calculations in this chart that are not impacted by the 4Q05 and YTD 2005 normalization of merger integration costs, AT&T Wireless intangibles amortization expenses, and hurricane costs.
Notes:
1     OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.
2     OIBDA margin is defined as OIBDA divided by service revenues.
3     Cellular/PCS customers include customers served through reseller agreements.
4     Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.
5     ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.
6     Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.
7     Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service, including areas where we have not yet commenced service.
8     Penetration calculation for 4Q05 is based on licensed “operational” POP’s of 286 million.
9     Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

v

Cingular Wireless LLC Income Statement — amounts in millions (unaudited)

	Full Year
	2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005

Operating revenues:
Service revenues	$13,922	$3,414	$3,643	$3,701	$3,559	$3,583	$3,833	$3,873	$6,313	$7,419	$7,719	$7,721	$7,779
Equipment sales	981	244	255	383	378	384	354	419	806	810	890	1,025	1,070

Total operating revenues	14,903	3,658	3,898	4,084	3,937	3,967	4,187	4,292	7,119	8,229	8,609	8,746	8,849

Operating expenses:
Cost of services	3,594	849	921	1,035	970	955	983	1,107	1,692	2,144	2,293	2,464	2,417
Cost of equipment sales	1,535	396	451	606	578	537	505	585	1,247	1,295	1,230	1,203	1,341
Selling, general and administrative	5,429	1,218	1,271	1,442	1,497	1,372	1,463	1,567	2,947	3,001	2,953	2,881	2,812
Depreciation and amortization	1,849	488	508	521	572	553	565	573	1,386	1,675	1,629	1,541	1,730

Total operating expenses	12,407	2,951	3,151	3,604	3,617	3,417	3,516	3,832	7,272	8,115	8,105	8,089	8,300

Operating income (loss)	2,496	707	747	480	320	550	671	460	(153)	114	504	657	549
Interest expense	911	225	230	197	204	198	199	200	303	338	326	304	292
Minority interest expense	123	24	35	25	17	27	41	20	(2)	16	41	38	7
Equity in net income (loss) of affiliates	(274)	(74)	(78)	(90)	(91)	(108)	(95)	(98)	(114)	2	1	1	1
Other income (expense), net	29	26	7	4	4	4	1	—	11	20	33	10	1
Income (loss) before income tax provision	1,217	410	411	172	12	221	337	142	(557)	(218)	171	326	252
Provision (benefit) for income taxes	12	2	12	6	8	6	(2)	—	(62)	22	24	104	48
Net income (loss)	1,205	408	399	166	4	215	339	142	(495)	(240)	147	222	204
Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Full Year
	2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005

OIBDA [1]	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,033	$1,233	$1,789	$2,133	$2,198	$2,279
OIBDA margin [2]	31.2%	35.0%	34.4%	27.0%	25.1%	30.8%	32.2%	26.7%	19.5%	24.1%	27.6%	28.5%	29.3%
Integration, AT&T Wireless Intangibles Amortization and Hurricane Costs	$—	$—	$—	$—	$—	$—	$—	$43	$643	$596	$649	$733	$727
OIBDA — normalized	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,076	$1,478	$1,894	$2,228	$2,443	$2,409
OIBDA margin — normalized	31.2%	35.0%	34.4%	27.0%	25.1%	30.8%	32.2%	27.8%	23.4%	25.5%	28.9%	31.6%	31.0%
Total Cellular/PCS Customers [3]	21,925	22,114	22,640	23,385	24,027	24,618	25,044	25,672	49,132	50,350	51,442	52,292	54,144
Net Customer Additions — Cellular/PCS	359	189	540	745	642	554	428	657	1,699	1,367	952	867	1,820
M&A Activity, Partitioned Customers and/or Other Adjs.	(32)	—	(14)	—	—	37	(2)	(29)	21,761	(149)	140	(17)	32
Churn — Cellular/PCS [4]	2.8%	2.6%	2.5%	2.8%	2.8%	2.7%	2.7%	2.8%	2.6%	2.2%	2.2%	2.3%	2.1%
ARPU — Cellular/PCS [5]	$52.14	$51.07	$53.47	$52.80	$49.38	$48.30	$50.75	$50.25	$49.51	$49.60	$50.51	$49.65	$48.86
Minutes Of Use Per Cellular/PCS Subscriber [6]	423	441	485	500	515	527	568	598	617	643	705	727	727
Licensed POPs — Cellular/PCS [7]	219	235	236	236	236	240	243	243	291	293	294	294	294
Penetration — Cellular/PCS [8]	10.1%	10.0%	10.2%	10.6%	10.8%	10.9%	11.1%	11.4%	17.2%	17.7%	18.0%	18.3%	18.9%
Total Cingular Interactive Customers	817	835	788	788	789	768	735	653	NA	NA	NA	NA	NA
Net Customer Additions — Cingular Interactive	84	18	(47)	0	1	(21)	(33)	(82)	NA	NA	NA	NA	NA
Capital Expenditures [9]	$3,085	$327	$668	$773	$966	$334	$783	$634	$1,698	$971	$2,188	$1,346	$2,970
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures — amounts in millions (unaudited)

	Full Year
	2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005

Net income (loss)	1,205	408	399	166	4	215	339	142	(495)	(240)	147	222	204
Plus: Interest expense	911	225	230	197	204	198	199	200	303	338	326	304	292
Plus: Minority interest expense	123	24	35	25	17	27	41	20	(2)	16	41	38	7
Plus: Equity in net loss of affiliates	274	74	78	90	91	108	95	98	114	(2)	(1)	(1)	(1)
Plus: Other, net	(29)	(26)	(7)	(4)	(4)	(4)	(1)	—	(11)	(20)	(33)	(10)	(1)
Plus: Provision (benefit) for income taxes	12	2	12	6	8	6	(2)	—	(62)	22	24	104	48

Operating income (loss)	2,496	707	747	480	320	550	671	460	(153)	114	504	657	549
Plus: Depreciation and amortization	1,849	488	508	521	572	553	565	573	1,386	1,675	1,629	1,541	1,730

OIBDA [1]	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,033	$1,233	$1,789	$2,133	$2,198	$2,279
Plus: Integration costs (excluding depreciation and amortization)	—	—	—	—	—	—	—	43	245	105	95	149	110
Plus: Hurricane costs (excluding depreciation and amortization)	—	—	—	—	—	—	—	—	—	—	—	96	20

OIBDA — normalized [1]	$4,345	$1,195	$1,255	$1,001	$892	$1,103	$1,236	$1,076	$1,478	$1,894	$2,228	$2,443	$2,409

Service revenues	13,922	3,414	3,643	3,701	3,559	3,583	3,833	3,873	6,313	7,419	7,719	7,721	7,779
Less: Mobitex data revenues	189	55	53	54	58	58	59	54	36	18	20	18	17

Service revenues used to calculate ARPU	$13,733	$3,359	$3,590	$3,647	$3,501	$3,525	$3,774	$3,819	$6,277	$7,401	$7,699	$7,703	$7,762

In 2003, to be consistent with industry practices, historical consolidated statements of income for all periods presented were reclassified to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as operating revenues and the costs related to payments into the associated regulatory funds as operating expenses. Similar reclassifications have also been made to 2003 and 2004 historical results for certain gross receipts taxes and other fees which are billed to our customers. Operating income and net income for all periods were unaffected.
Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

[6]	Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

[7]	Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service, including areas where we have not yet commenced service. Licensed POPs have been restated in periods 4Q04 through 2Q05 due to a reconciliation of respective licenses. Licensed POPs are based on estimated 2005 total US POPs of 297 million.

[8]	Penetration calculation for 4Q05 is based on licensed “operational” POP’s of 286 million.

[9]	Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

Cingular Wireless LLC Income Statement, Normalized — amounts in millions (unaudited)
The normalized financial data presented below exclude the impact of: 1) integration costs that are cash outlays, or specified non-cash charges, directly related to the acquisition of AT&T Wireless; 2) amortization of intangibles associated with the AT&T Wireless acquisition; and 3) costs related to impact of Hurricanes Katrina and Rita in the third and fourth quarters of 2005.
Integration costs would not have been incurred if not for the acquisition, as they support the utilization and/or disposal of the acquired assets. Integration costs are separately identifiable from business as usual outlays. Costs recognized in connection with certain rationalization plans approved by management have also been included beginning in the second quarter of 2005.
Examples of merger integration costs impacting expenses include (but are not limited to) the following:
*	Network rationalization (write-offs and accelerated depreciation related to certain “overlap” network assets)

*	Sales distribution optimization (lease terminations, leasehold improvement write-offs/accelerated depreciation)

*	Workforce rationalization (severance, relocation, retention)

*	IT System/Application rationalization (system/platform consolidation, contract termination fees, third party support)

*	Real Estate space rationalization (lease terminations, leasehold improvements write-offs and accelerated depreciation, contract termination fees)

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005

Operating revenues:
Service revenues	$6,313	$7,419	$7,719	$7,721	$7,779
Equipment sales	806	810	890	1,025	1,070

Total operating revenues	7,119	8,229	8,609	8,746	8,849

Operating expenses:
Cost of services	1,685	2,141	2,274	2,285	2,326
Cost of equipment sales	1,244	1,295	1,230	1,203	1,341
Selling, general and administrative	2,712	2,899	2,877	2,815	2,773
Depreciation and amortization	988	1,184	1,075	1,053	1,133

Total operating expenses	6,629	7,519	7,456	7,356	7,573

Operating income	490	710	1,153	1,390	1,276
Interest expense	303	338	326	304	292
Minority interest expense	(2)	16	41	38	7
Equity in net income (loss) of affiliates	(114)	2	1	1	1
Other income, net	11	20	33	10	1
Income before income tax provision	86	378	820	1,059	979
Provision for income taxes	39	120	131	224	168
Net income	47	258	689	835	811
Selected Financial and Operating Data for Cingular Wireless — amounts in millions, except customer data in 000s

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005

OIBDA [1] (in millions)	$1,478	$1,894	$2,228	$2,443	$2,409
OIBDA margin [2]	23.4%	25.5%	28.9%	31.6%	31.0%
Total Cellular/PCS Customers [3] (000’s)	49,132	50,350	51,442	52,292	54,144
Net Customer Additions — Cellular/PCS (000’s)	1,699	1,367	952	867	1,820
M&A Activity, Partitioned Customers and/or Other Adjs. (000’s)	21,761	(149)	140	(17)	32
Churn — Cellular/PCS [4]	2.6%	2.2%	2.2%	2.3%	2.1%
ARPU — Cellular/PCS [5]	$49.51	$49.60	$50.51	$49.65	$48.86
Reconciliations of Normalized Financial Measures to Normalized OIBDA and OIBDA Margin — amounts in millions (unaudited)

	Normalized
	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005

Net income	47	258	689	835	811
Plus: Interest expense	303	338	326	304	292
Plus: Minority interest expense	(2)	16	41	38	7
Plus: Equity in net (income) loss of affiliates	114	(2)	(1)	(1)	(1)
Plus: Other, net	(11)	(20)	(33)	(10)	(1)
Plus: Provision for income taxes	39	120	131	224	168

Operating income	490	710	1,153	1,390	1,276
Plus: Depreciation and amortization	988	1,184	1,075	1,053	1,133

OIBDA [1]	1,478	1,894	2,228	2,443	2,409

Service revenues	6,313	7,419	7,719	7,721	7,779
Less: Mobitex data revenues	36	18	20	18	17

Service revenues used to calculate ARPU	$6,277	$7,401	$7,699	$7,703	$7,762

Notes:

[1]	OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

[2]	OIBDA margin is defined as OIBDA divided by service revenues.

[3]	Cellular/PCS customers include customers served through reseller agreements.

[4]	Cellular/PCS customer churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

[5]	ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

Cingular Wireless LLC Income Statement, Prior Quarter Normalized Reconciliations — amounts in millions (unaudited)

	Three months ended 09/30/04			Three months ended 12/31/04			Three months ended 3/31/05			Three months ended 6/30/05			Three months ended 9/30/05
	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized
	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results

Operating revenues:
Service revenues	$3,873	$—	$3,873	$6,313	$—	$6,313	$7,419	$—	$7,419	$7,719	$—	$7,719	$7,721	$—	$7,721
Equipment sales	419	—	419	806	—	806	810	—	810	890	—	890	1,025	—	1,025

Total operating revenues	4,292	—	4,292	7,119	—	7,119	8,229	—	8,229	8,609	—	8,609	8,746	—	8,746

Operating expenses:
Cost of services	1,107	(1)	1,106	1,692	(7)	1,685	2,144	(3)	2,141	2,293	(19)	2,274	2,464	(179)	2,285
Cost of equipment sales	585	—	585	1,247	(3)	1,244	1,295	—	1,295	1,230	—	1,230	1,203	—	1,203
Selling, general and administrative	1,567	(42)	1,525	2,947	(235)	2,712	3,001	(102)	2,899	2,953	(76)	2,877	2,881	(66)	2,815
Depreciation and amortization	573	—	573	1,386	(398)	988	1,675	(491)	1,184	1,629	(554)	1,075	1,541	(488)	1,053

Total operating expenses	3,832	(43)	3,789	7,272	(643)	6,629	8,115	(596)	7,519	8,105	(649)	7,456	8,089	(733)	7,356

Operating income	460	43	503	(153)	643	490	114	596	710	504	649	1,153	657	733	1,390
Interest expense	200	—	200	303	—	303	338	—	338	326	—	326	304	—	304
Minority interest expense	20	—	20	(2)	—	(2)	16	—	16	41	—	41	38	—	38
Equity in net income (loss) of affiliates	(98)	—	(98)	(114)	—	(114)	2	—	2	1	—	1	1	—	1
Other income (expense), net	—	—	—	11	—	11	20	—	20	33	—	33	10	—	10
Income (loss) before income tax provision	142	43	185	(557)	643	86	(218)	596	378	171	649	820	326	733	1,059
Provision (benefit) for income taxes	—	—	—	(62)	101	39	22	98	120	24	107	131	104	120	224

Net income (loss)	142	43	185	(495)	542	47	(240)	498	258	147	542	689	222	613	835

	Nine months ended 09/30/04			Twelve months ended 12/31/04			Three months ended 3/31/05			Six months ended 6/30/05			Nine months ended 9/30/05
	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized	GAAP	Normalized	Normalized
	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results	Results	Expenses	Results

Operating revenues:
Service revenues	$11,289	$—	$11,289	$17,602	$—	$17,602	$7,419	$—	$7,419	$15,138	$—	$15,138	$22,859	$—	$22,859
Equipment sales	1,157	—	1,157	1,963	—	1,963	810	—	810	1,700	—	1,700	2,725	—	2,725

Total operating revenues	12,446	—	12,446	19,565	—	19,565	8,229	—	8,229	16,838	—	16,838	25,584	—	25,584

Operating expenses:
Cost of services	3,045	(1)	3,044	4,737	(8)	4,729	2,144	(3)	2,141	4,437	(22)	4,415	6,901	(201)	6,700
Cost of equipment sales	1,627	—	1,627	2,874	(3)	2,871	1,295	—	1,295	2,525	—	2,525	3,728	—	3,728
Selling, general and administrative	4,402	(42)	4,360	7,349	(277)	7,072	3,001	(102)	2,899	5,954	(178)	5,776	8,835	(244)	8,591
Depreciation and amortization	1,691	—	1,691	3,077	(398)	2,679	1,675	(491)	1,184	3,304	(1,045)	2,259	4,845	(1,533)	3,312

Total operating expenses	10,765	(43)	10,722	18,037	(686)	17,351	8,115	(596)	7,519	16,220	(1,245)	14,975	24,309	(1,978)	22,331

Operating income	1,681	43	1,724	1,528	686	2,214	114	596	710	618	1,245	1,863	1,275	1,978	3,253
Interest expense	597	—	597	900	—	900	338	—	338	664	—	664	968	—	968
Minority interest expense	88	—	88	86	—	86	16	—	16	57	—	57	95	—	95
Equity in net income (loss) of affiliates	(301)	—	(301)	(415)	—	(415)	2	—	2	3	—	3	4	—	4
Other income (expense), net	5	—	5	16	—	16	20	—	20	53	—	53	63	—	63
Income (loss) before income tax provision	700	43	743	143	686	829	(218)	596	378	(47)	1,245	1,198	279	1,978	2,257
Provision (benefit) for income taxes	4	—	4	(58)	101	43	22	98	120	46	205	251	150	325	475
Net income (loss)	696	43	739	201	585	786	(240)	498	258	(93)	1,040	947	129	1,653	1,782
No integration costs were incurred prior to the third quarter of 2004.
Quarterly amortization expense (in millions) associated with intangible assets recorded for the AT&T Wireless acquisition is as follows: $398 in 4Q04, $491 in 1Q05, $445 in 2Q05, $396 in 3Q05, $381 in 4Q05.

Cingular Wireless LLC Balance Sheet — amounts in millions (unaudited)

	12/31/2005	12/31/2004	Incr(Decr)	% + / –
	(audited)
Assets
Current assets:
Cash and cash equivalents	472	352	120	34.1%
Accounts receivable — net of allowance for doubtful accounts	3,622	3,448	174	5.0%
Inventories	536	690	(154)	(22.3%)
Prepaid expenses and other current assets	1,381	1,080	301	27.9%

Total current assets	6,011	5,570	441	7.9%
Property, plant and equipment — net	21,745	21,958	(213)	(1.0%)
Intangible assets — net	50,773	51,338	(565)	(1.1%)
Other assets	751	3,372	(2,621)	(77.7%)

Total assets	79,280	82,238	(2,958)	(3.6%)

Liabilities and members’ capital
Current liabilities:
Debt maturing within one year	2,036	2,158	(122)	(5.7%)
Accounts payable and accrued liabilities	7,953	5,825	2,128	36.5%

Total current liabilities	9,989	7,983	2,006	25.1%
Long-term debt to affiliates	6,717	9,628	(2,911)	(30.2%)
Long-term debt to external parties	12,623	14,229	(1,606)	(11.3%)

Total long-term debt	19,340	23,857	(4,517)	(18.9%)
Other noncurrent liabilities	4,430	5,253	(823)	(15.7%)
Minority interests in consolidated entities	543	609	(66)	(10.8%)
Members’ capital	44,978	44,536	442	1.0%

Total liabilities and members’ capital	79,280	82,238	(2,958)	(3.6%)